Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

In connection with the Quarterly Report on Form 10-Q of MBC Funding II Corp. (the “Company”) for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ran, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 25, 2017

/s/ Assaf Ran
Assaf Ran
President and Chief Executive Officer
(Principal Executive Officer)